SCHEDULE 14C
                               (Rule 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT
                          SCHEDULE 14C INFORMATION
      Information Statement Pursuant to Section 14(c) of the Securities
          Exchange Act of 1934 (Amendment No.                    )


   Check the appropriate box:

      Preliminary information statement __ Confidential, for use of
   __                                      the Commission only (as
                                           permitted by Rule 14c-5(d)(2))
   X  Definitive information
   __ statement

                           ILLINOIS POWER COMPANY
   ----------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   Payment of Filing Fee (Check the appropriate box):
   X    No fee required.
   __
   __   Fee computed on table below per Exchange Act Rules 14c-5(g) and
   0-11.
        (1) Title of each class of securities to which transaction applies.

   ----------------------------------------------------------------------

        (2)  Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

   ----------------------------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:

   ----------------------------------------------------------------------

   __   Fee paid previously with preliminary materials.
   __   Check box if any part of the fee is offered as provided by
   Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

   ----------------------------------------------------------------------

        (2)  Form, Schedule or Registration Statement No.:

   ----------------------------------------------------------------------

        (3)  Filing Party:

   ----------------------------------------------------------------------

        (4)  Date Filed:


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                           ILLINOIS POWER COMPANY
                            500 South 27th Street
                           Decatur, IL 62525-1805
                            ---------------------
                     NOTICE OF MEETING OF HOLDERS OF ITS
                      OUTSTANDING FIRST MORTGAGE BONDS
                       To Be Held On October 24, 1997
                         --------------------------

        At the request of Illinois Power Company (the "Company"), Harris Trust and Savings Bank, the Trustee (the "Trustee") under the Mortgage and Deed of Trust dated November 1, 1943 by and between the Company and the Trustee, as heretofore amended and supplemented (the "1943 Mortgage"), hereby calls and gives notice of, pursuant to Article XV of the 1943 Mortgage, a meeting of the holders of the Company's First Mortgage Bonds currently outstanding under the 1943 Mortgage to be held at the offices of Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60603 on October 24, 1997 at 10:00 o'clock A.M. (Central Daylight Time), for the purpose of voting on a proposal to amend the 1943 Mortgage in certain respects as described in the accompanying Information Statement prepared by the Company, and to consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

        At the request of the Company, the Trustee has fixed September 11, 1997 as the record date for the meeting. Holders of fully registered First Mortgage Bonds and First Mortgage Bonds registered as to principal who were registered owners of such Bonds at the close of business on September 11, 1997 will be entitled to receive notice of and to attend the meeting.

        Additional copies of the Information Statement may be obtained upon request from the Company at 500 South 27th Street, Decatur, IL 62525-1805, Attention: Leah Manning Stetzner, Vice President, General Counsel and Secretary. The Trustee has not verified the content of the Information Statement other than with respect to the series and the aggregate amount of outstanding First Mortgage Bonds.


                                 HARRIS TRUST AND SAVINGS BANK
                                      as Trustee under the 1943 Mortgage


   September 22,1997







     Information Statement (pursuant to Section 14(c) of the Securities
                            Exchange Act of 1934)

                           ILLINOIS POWER COMPANY
                            500 South 27th Street
                           Decatur, IL 62525-1805
                            --------------------

               MEETING OF HOLDERS OF ITS FIRST MORTGAGE BONDS
                       To Be Held On October 24, 1997
                            --------------------

                            INFORMATION STATEMENT

                   WE ARE NOT ASKING YOFOR A PROXY AND YOU
                    ARE REQUESTED NOT TO SEND US A PROXY

   The information herein is furnished in connection with the meeting of the holders of the outstanding First Mortgage Bonds of the series identified on Exhibit A (the "Bonds") of Illinois Power Company (the "Company") to be held at the offices of Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60603 on October 24, 1997, at 10:00 o'clock A.M. (Central Daylight Time), for the purposes set forth in the accompanying Notice of Meeting. This Information Statement is first being mailed to holders of the Bonds on or about September 22, 1997.


                        INFORMATION CONCERNING VOTING

   Vote Required For the Proposed Amendments
   -----------------------------------------

        At the meeting there will be submitted for approval a proposal to amend the Mortgage and Deed of Trust dated November 1, 1943 by and between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), as heretofore amended and supplemented (the "1943 Mortgage"), in certain respects as described herein. The proposed amendments are set forth in a supplemental indenture to the 1943 Mortgage, which will be executed by the Company and the Trustee and recorded in each county in Illinois in which the Company owns property following this meeting. Copies of the supplemental indenture are available upon request from the Company's Shareholder Services Department at 500 South 27th Street, Decatur, Illinois, 62525-1805, telephone number: (800) 800-8220.

        To become effective, the proposed amendments to the 1943 Mortgage must be approved by the affirmative vote of the holders of at least 66 2/3% in aggregate principal amount of all Bonds outstanding at the time of the meeting (with all series voting as a single class). As of June 30, 1997, the aggregate principal amount of Bonds outstanding under the 1943 Mortgage was $1,480,532,275. The Company expects that the same aggregate principal amount will be outstanding at the time of the meeting. Of such aggregate principal amount of Bonds,







   $1,016,241,275 or 68.6%, are held by Harris Trust and Savings Bank in its capacity as trustee (the "1992 Trustee") under the General Mortgage Indenture and Deed of Trust by and between the Company and Harris Trust and Savings Bank dated as of November 1, 1992, as heretofore amended and supplemented (the "1992 Indenture"). Pursuant to Section 7.05 of the 1992 Indenture, the 1992 Trustee has agreed to vote all Bonds held by it under the 1943 Mortgage in favor of the proposed amendments to the 1943 Mortgage. As a result, adoption of the proposed amendments to the 1943 Mortgage is assured and the Company does not need, nor is it soliciting, the vote of any holder of the Bonds other than the Trustee.

   Voting by Holders of Registered Bonds
   -------------------------------------

        Holders of fully registered Bonds and Bonds in coupon form registered as to principal who were registered owners of such Bonds at the close of business on September 11, 1997 will be entitled to be present at the meeting, and any adjournment thereof, without the necessity for producing their Bonds at the meeting and regardless of any subsequent transfer of their Bonds. At the request of the Company, the Trustee has fixed September 11, 1997 as the record date for the meeting with respect to such holders of fully registered Bonds and Bonds in coupon form registered as to principal.


                THE PROPOSED AMENDMENTS TO THE 1943 MORTGAGE

   Background
   ----------
        In 1992, the Company's Board of Directors approved the execution and delivery of the 1992 Indenture, with the intent that it would replace the 1943 Mortgage upon the retirement or redemption of all outstanding Bonds. The 1992 Indenture was designed to take into account the developments in the capital markets since the date the 1943 Mortgage was adopted, and to provide the Company with increased financial flexibility to meet the needs of investors without unduly limiting the Company's operations. This flexibility was deemed particularly important to the Company's ongoing ability to compete in a diversified and increasingly deregulated utility environment.

        In order to assure that bonds issued under the 1992 Indenture received the same credit rating and met with the same market acceptance as Bonds issued under the 1943 Mortgage, the Company has issued "mirror Bonds" under the 1943 Mortgage to the 1992 Trustee to secure each issuance of bonds under the 1992 Indenture. This "mirror Bond" structure provides holders of bonds under the 1992 Indenture with a lien on the Company's property essentially equivalent to that held by holders of Bonds under the 1943 Mortgage. It also has enabled bonds under the 1992 Indenture to receive from the rating agencies credit ratings identical to the credit ratings of the currently outstanding Bonds under the 1943 Mortgage.

        Based upon the issuance of an aggregate principal amount of $1,016,241,275 Bonds pursuant to this "mirror Bond" structure from February 1993 through June 30, 1997, the 1992 Trustee now holds approximately 68.6% in aggregate principal amount of the currently outstanding Bonds. The 1992 Indenture contains a provision directing the 1992 Trustee at the time it holds at least 66 2/3% in aggregate principal amount of the outstanding Bonds to vote the Bonds in favor of the amendments to the 1943 Mortgage identified in an Amendment Schedule to the 1992 Indenture. The proposed amendments to the 1943 Mortgage described in this Information Statement are the amendments identified in the Amendment Schedule to the 1992 Indenture. Since adoption of the proposed amendments requires the affirmative vote of the holders of 66 2/3% of the outstanding Bonds under the 1943 Mortgage, the 1992 Trustee holds sufficient Bonds to assure adoption of the proposed amendments.

        In February 1997, the Board approved the amendments to the 1943 Mortgage contemplated by the 1992 Indenture and the Amendment Schedule thereto, and authorized the appropriate officers of the Company to direct the Trustee to take all necessary and appropriate action under the 1943 Mortgage to call a meeting of the holders of the Bonds for the purpose of adopting the proposed amendments to the 1943 Mortgage. The Board believes the amendments, as described below, are in the best interests of the Company for the following principal reasons: (i) the amendments eliminate a number of restrictive and outdated provisions which unduly limit the Company's ability to issue Bonds, (ii) the amendments expand the circumstances under which the Company may withdraw or otherwise use available cash in the trust estate, (iii) the amendments allow the Company to dispose of certain minor properties without adherence to the property release provisions, (iv) the amendments revise certain financial and other covenants to provide the Company with greater flexibility in the financial marketplace and
   (v) the amendments effect these changes without materially impairing the rights of the holders of the Bonds. In particular, the amendments make no changes to the principal amounts, interest rates, interest payment dates, maturity dates or other pricing terms of any outstanding Bonds. The amendments do not affect the security underlying outstanding Bonds, namely, that such Bonds are secured, equally and ratably (except as to any sinking or similar fund established for particular series of Bonds) by a valid first mortgage lien on substantially all of the fixed property, franchises and rights of the Company, subject to certain exceptions set forth in the 1943 Mortgage. However, as a result of the amendments, this mortgaged property may be subject in the event of a default under the 1943 Mortgage to the claims of a greater principal amount of Bonds since the Company has the ability, as described below, to issue more Bonds under the amendments on the basis of property additions than it currently has under the 1943 Mortgage.

        A description of the principal amendments, together with an explanation of their purpose and consequences, follows.

   Amendments Relating to the Issuance of
   Additional Bonds Under the 1943 Mortgage
   ----------------------------------------

        The amendments enhance the Company's ability to issue additional Bonds under the 1943 Mortgage in several respects:

        PROPERTY ADDITIONS. The Company is permitted under the 1943 Mortgage to issue additional Bonds based on a percentage of the net bondable value of property additions not subject to an unfunded prior lien. The amendments increase the aggregate principal amount of additional Bonds that the Company may issue by increasing from 60% to 75% the percentage of the net bondable value of property additions not subject to an unfunded prior lien which forms the basis upon which additional Bonds may be issued.

        The NET BONDABLE VALUE OF PROPERTY ADDITIONS NOT SUBJECT TO AN UNFUNDED PRIOR LIEN is a defined term under the 1943 Mortgage and is calculated by taking the aggregate of the cost (or fair value if less than cost) of gross property additions acquired by the Company and subtracting from that number, among other things, (i) a percentage of all cash theretofore withdrawn from the trust estate, and (ii) a percentage of the aggregate principal amount of additional Bonds theretofore authenticated and delivered upon the basis of property additions. The amendments reduce these percentages, in each case, from 10/6ths to 133 1/3%, thereby increasing the aggregate principal amount of Bonds that may be issued under the 1943 Mortgage.

        EARNINGS TESTS. The Company's ability to issue additional Bonds under the 1943 Mortgage is subject to the satisfaction of the following two earnings tests:

             (a) NET EARNINGS AVAILABLE FOR INTEREST AND PROPERTY RETIREMENT APPROPRIATIONS for 12 consecutive months within the 15 months immediately preceding the month in which application for such additional Bonds is made, shall have been equal to at least the greater of two and one-half times annual interest charges on, or 10% of the principal amount of, and

             (b) net earnings available for interest after property retirement appropriations for the same 12-month period shall have been equal to at least two times the annual interest charges on,

        all Bonds outstanding under the 1943 Mortgage immediately after the issue of the additional Bonds applied for by the Company.

        The amendments modify the definition of NET EARNINGS AVAILABLE FOR INTEREST AND PROPERTY RETIREMENT APPROPRIATIONS to make it consistent with the concept of "adjusted net earnings" under the 1992 Indenture. The current definition provides for the calculation of NET

   EARNINGS AVAILABLE FOR INTEREST AND PROPERTY RETIREMENT APPROPRIATIONS as follows:

             "(a) The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained.

             (b) From the total, determined as provided in Subdivision (a), there shall be deducted (1) all operating expense, including all salaries, rentals, insurance, license and franchise fees, expenditures for ordinary repairs and maintenance, taxes (other than income and excess or other profits taxes which are imposed on income after the deduction of interest charges) but excluding all depreciation or property retirement appropriations, all interest charges, and amortization of stock and debt discount and expense or premium, and (2) net non-operating

             (c) the balance remaining after the deduction of the total amount computed pursuant to Subdivision
             (b) from the total amount computed pursuant to Subdivision (a) shall constitute the "net earnings of the Company available for interest and property retirement appropriations."

             (d) No income received or accrued by the Company from securities or other investments in other corporations and no profits or losses from the sale or abandonment of capital assets or diminution in value of securities or other investments shall be included in making such computations.

             (e) No deduction or credit shall be made on account of (1) write-down of the carrying value of investments or of street railway, bus, water or ice properties or provision for reserve in respect thereto on account of losses in value occurring prior to November 1, 1943; or (2) write-off of the excess of the amount at which any property owned by the Company on November 1, 1943 may be carried on the books of the Company over such amount as any regulatory body having competent jurisdiction shall require or authorize the Company to enter on its books of account as the cost of such property, or provision for reserves in respect thereto; or
             (3) extraordinary charges and credits applicable to periods prior to November 1, 1943."

        The proposed definition provides for the calculation of such net earnings of the Company as follows:

             "(a) its operating revenues (which may include revenues of the Company subject when collected or accrued to possible refund at a future date) with the principal divisions thereof;

             (b) its operating expenses, with the principal divisions thereof, excluding (A) expenses for income, profits and other taxes measured by, or dependent on, net income, (B) provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property (or any expenditures therefor), or provisions for amortization of property, (C) expenses or provisions for interest on any indebtedness of the Company, for the amortization of debt discount, premium, expense or loss of reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement of any indebtedness, or for other amortization, (D) expenses or provisions for any non-recurring charge to income or to retained earnings of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring charge in the Company's books of account, and (E) provisions for any refund of revenues previously collected or accrued by the Company subject to possible refund;

             (c) the amount remaining after deducting the amount in clause (b) above from the amount in clause (a) above;

             (d) its rental revenues (net of rental expenses not included in clause (b) above);

             (e) the sum of the amounts in clauses (c) and (d) above;

             (f) its other income, which amount may include any portion of the allowance for funds used during construction and other income related to deferred costs (or any analogous amounts) which is not included in "other income" (or any analogous item) in the Company's books of account;

             (g) net earnings of the Company available for interest and property retirement appropriations

             (being the sum of the amounts in clauses (e) and (f) above)."

        This revised definition is more consistent with the terminology of the Company's current financial accounting practices. It also specifically allows the Company to include revenues subject to possible later refund as part of operating revenues and to exclude from operating expenses the expense associated with non-recoverability of assets. The result of these changes is to make it relatively easier for the Company to meet the earnings test based on net earnings available for interest and property retirement appropriations.

        Separately, the earnings test based on NET EARNINGS OF THE COMPANY AVAILABLE FOR INTEREST AND PROPERTY RETIREMENT APPROPRIATIONS requires the Company to meet the greater of two and one-half times the annual interest charges on, or 10% of the principal amount of, all outstanding Bonds after the issuance of the additional Bonds applied for by the Company. To determine whether the Company meets this earnings test, the 1943 Mortgage currently provides that the Company may measure the net earnings using any 12 consecutive calendar months within the 15 months immediately preceding the month in which it wishes to issue additional Bonds. The amendments revise this earnings test and thereby increase the Company's flexibility by (i) lowering the required interest coverage from two and one-half times to two times and eliminating the alternative of 10% of the outstanding Bonds after the issuance of additional Bonds, and (ii) increasing from 15 to 18 the number of months in the preceding period available to the Company in determining its compliance with this net earnings test.

        In addition, the amendments to the 1943 Mortgage eliminate the second earnings test based on NET EARNINGS AVAILABLE AFTER PROPERTY RETIREMENT APPROPRIATIONS, thereby allowing the Company to issue additional Bonds solely upon satisfaction of the earnings test based on NET EARNINGS AVAILABLE FOR INTEREST AND PROPERTY RETIREMENT APPROPRIATIONS.

   Amendments Relating to the Withdrawal of Cash from the Trust Estate
   -------------------------------------------------------------------

   The amendments increase the Company's ability to withdraw cash from the trust estate in the following respects:

        PROPERTY ADDITIONS. The Company generally has the ability under the 1943 Mortgage to withdraw cash from the trust estate upon the same basis that it may issue additional Bonds based upon property additions. Accordingly, the proposed change to the definition of NET BONDABLE VALUE OF PROPERTY ADDITIONS NOT SUBJECT TO AN UNFUNDED PRIOR LIEN described above would likewise increase the amount of cash that the Company may withdraw from the trust estate. A similar conforming change permits the Company to withdraw additional cash from the trust estate by increasing from 60% to 75% the percentage of NET BONDABLE VALUE OF PROPERTY ADDITIONS NOT SUBJECT TO AN UNFUNDED PRIOR LIEN which forms the basis upon which cash may be withdrawn from the trust estate.

        Under the 1943 Mortgage, only gross property additions that were purchased, constructed or otherwise acquired by the Company AFTER the date of the application for the withdrawal of cash are eligible as the basis for such withdrawal of cash. This timing restriction has effectively precluded the Company from taking full advantage of this withdrawal provision since most of the Company's property additions relate to the period prior to the application for withdrawal. The amendments expand the Company's ability to withdraw cash by permitting all property additions not previously used for purposes of issuing Bonds or withdrawing cash to serve as the basis for withdrawing cash regardless of their time of purchase, construction or acquisition.

        REQUIRED USE OF CASH IN THE TRUST ESTATE. The amendments eliminate the requirements that (i) any cash not withdrawn by the Company pursuant to the terms of the 1943 Mortgage must be used by the Trustee at the request of the Company to purchase outstanding Bonds, and (ii) the Trustee must use any unapplied cash three years after deposit to purchase Bonds.


   Amendments Relating to the Release of Property from the Lien of the 1943 Mortgage
   -------------------------------------------------------------------

        MINOR PROPERTIES. As a general matter, the Company must comply with certain property release provisions in order to obtain the release of property from the lien of the 1943 Mortgage. The amendments enable the Company to obtain the release of certain property from the lien of the 1943 Mortgage without compliance with the property release provisions, provided the following conditions have been satisfied:

        (a)  the Company is not in default under the 1943 Mortgage, and

        (b) (i) if the aggregate fair value of the property, together with all other property released thereunder during the then current calendar year is less than the greater of $5,000,000 or 1% of the aggregate principal amount of outstanding Bonds, then the Company must provide the Trustee with an engineer's certificate stating the fair value of the property to be released and that in its judgment the release will not impair the security of the lien under the 1943 Mortgage, or (ii) if the aggregate fair value of the property, together with all other property released during such calendar year is more than the greater of $5,000,000 or 1% of the aggregate principal amount of outstanding Bonds, but not in excess of 3% of such outstanding Bonds, then the Company must provide the Trustee with a engineer's certificate similar to that described above and must deposit with the Trustee cash in an amount equal to the aggregate cost (or fair value if less) of the properties so released during the previous calendar year.

        CAPITAL STOCK AND FUNDED INDEBTEDNESS OF SUBSIDIARIES. The amendments permit the release from the lien of the 1943 Mortgage all capital stock and funded indebtedness of any Subsidiary of the Company, and eliminate the requirement that the Company comply with provisions relating to the release of property in releasing such capital stock or funded indebtedness (including those provisions requiring cash deposits).


   Amendments Relating to Certain Covenants and Related Provisions
   ---------------------------------------------------------------

        SUBSIDIARIES. The amendments eliminate (i) restrictions on funded indebtedness that a Subsidiary may incur, (ii) restrictions on the ability of a Subsidiary to merge or dispose of its assets, or issue stock to any person other than the Company, (iii) restrictions on the Company to transfer, sell or pledge any funded indebtedness of a Subsidiary owned by the Company, and (iv) the requirement that the Company pledge all the capital stock and funded debt of any Subsidiary owned by the Company to the Trustee. Provisions related to the now defunct Illinois Terminal Railroad Company and Central Terminal Company are also eliminated by this modification.

        The amendments further eliminate provisions (i) governing the delivery of the stock of Subsidiaries of the Company to the Trustee,
   (ii) requiring the Trustee to receive all distributions on capital stock and principal indebtedness of any Subsidiary of the Company held by the Trustee, (iii) prohibiting the Company from selling, assigning, transferring, mortgaging, pledging or encumbering any right to interest or dividends with respect to any indebtedness or capital stock of any Subsidiary held as part of the trust estate, and (iv) governing the relative rights of the Company and Trustee with respect to the governance of such Subsidiaries.

        PROPERTY ACQUISITIONS. The 1943 Mortgage restricts the ability of the Company to acquire property subject to a lien which will on acquisition be an unfunded prior lien or liens. Specifically, it provides that the principal amount of indebtedness secured by a lien or liens may not exceed 50% of the lesser of cost or fair value of the property additions subject to such liens, unless (i) the net earnings of such property available for interest and property retirement appropriations exceed the greater of two and one-half times annual interest charges or 10% of the outstanding principal amount of all indebtedness secured by such liens, measured for any 12 consecutive calendar months during the period of 15 months preceding such acquisition, and (ii) the net earnings of such property available for interest after property retirement appropriations for the same 12 months exceed two times annual interest charges.

        Consistent with the amendments described above relating to the issuance of additional Bonds and the withdrawal of cash from the trust estate, the amendments provide the Company with additional flexibility to make property acquisitions by (i) increasing from 50% to 75% the permitted ratio of principal amount of indebtedness secured by such liens to the lesser of cost or fair value, (ii) reducing the required interest coverage from two and one-half times to two times annual interest charges, (iii) eliminating the alternative provision that interest coverage must exceed 10% of the outstanding principal amount indebtedness secured by such liens, (iv) increasing from 15 to 18 the number of months in the preceding period available to the Company for the calculation of net earnings, and (v) eliminating the requirement that the property acquisition meet the second earnings test of net earnings of such property available for interest after property retirement appropriations.

        ISSUANCE OF PRIOR LIEN BONDS. The amendments make conforming changes to the provisions of the 1943 Mortgage which restrict the ability of the Company to issue prior lien bonds secured by unfunded prior liens. Specifically, the amendments provide the Company with additional flexibility to issue unfunded prior lien bonds by (i) increasing from 60% to 75% the percentage of the amount of net bondable value of property additions subject to unfunded prior liens as the basis for the issuance of prior lien bonds, (ii) increasing the basis upon which cash previously deposited in connection with the issuance of prior lien bonds may be withdrawn from 60% to 75%, (iii) reducing the interest coverage in the earnings test applicable to the issuance of prior lien bonds from two and one-half times to two times annual interest charges, (iv) eliminating the alternative provision that interest coverage must exceed 10% of the outstanding principal amount indebtedness secured by such liens, (v) increasing from 15 to 18 the number of months in the preceding period available to the Company for the calculation of earnings, and (vi) eliminating the requirement that the Company meet the second earnings test of net earnings available for interest after property retirement appropriations.

        The NET BONDABLE VALUE OF PROPERTY ADDITIONS SUBJECT TO AN UNFUNDED PRIOR LIEN is a defined term under the 1943 Mortgage and is calculated by taking the aggregate of the cost (or fair value if less than cost) of gross property additions subject to an unfunded prior lien acquired by the Company and subtracting from that number, among other things, (i) a percentage of the aggregate principal amount of prior lien bonds theretofore issued by the Company, and (ii) a percentage of all cash theretofore deposited by the Company and
   subsequently withdrawn on the basis of property additions.   The
   amendments reduce these percentages, in each case, from 10/6ths to 133 1/3%, thereby increasing the aggregate principal amount of prior lien bonds that may be issued under the 1943 Mortgage.

        CONSOLIDATION AND MERGER. The 1943 Mortgage restricts the ability of the Company to consolidate, merge into another corporation or sell its property as an entirety unless immediately after such merger, consolidation or sale (i) the principal amount of indebtedness outstanding which will be secured by a lien or liens on the properties of such other corporation (other than junior liens or funded prior liens) shall not exceed 50% of the fair value (or cost, if lower) of the property additions then owned by such other corporation, as certified in an engineer's certificate to the Trustee, and (ii) the net earnings of such other corporation available for interest and property retirement appropriations for any 12 consecutive calendar months during the period of 15 calendar months immediately preceding the first day of the month in which such consolidation, merger or sale is to be made, shall have amounted in the aggregate to at least the greater of two and one-half times the amount of the annual interest charges on, or 10% of the principal amount of, and the net earnings of such corporation available for interest after property retirement appropriations for the same 12-month period shall have amounted in the aggregate to at least two times the amount of the annual interest charges on, all indebtedness secured by such liens on the properties of the other corporation which will remain outstanding and all other indebtedness of such other corporation maturing more than one year from the date of creation thereof which will remain outstanding after the consolidation, merger or sale.

        The amendments revise these debt and net earnings tests to make them consistent with the revisions described above applicable to the Company's ability to issue additional Bonds and withdraw cash from the trust estate. Specifically, the debt limit is increased from 50% to 75%, and a single net earnings test -- net earnings available for interest and property retirement appropriations -- is imposed over an 18-month rather than a 15-month period.

   Miscellaneous Amendments
   ------------------------

        DEFAULT. The amendments modernize the 1943 Indenture and provide more flexibility with respect to the default provisions by (i) adding a 45-day grace period for interest payment defaults, a three-business day grace period for principal payment defaults, a 60-day grace period for sinking fund and other payment defaults, and a 60-day grace period after written notice of covenant and warranty defaults, (ii) raising the required percentage of the holders of Bonds needed to declare an event of default from 15% to 25% and (iii) granting a 90-day grace period in the event of an involuntary bankruptcy. In addition, the amendments include as an additional event of default under the 1943 Mortgage an "event of default" under the 1992 Indenture.

        INSURANCE. The amendments require the Company to insure against the risk of fire (rather than "such hazards and risks as are usually incurred by companies similarly situated and operating like properties"). Additionally, the amendments provide that no particular risk need be insured except to the extent of the excess thereof, if any, over the greater of $5,000,000 or 3% of the aggregate principal amount of outstanding Bonds (previously, the excess thereof, if any, over $50,000). The amendments also increase the threshold below which proceeds are not required to be paid to the Trustee in the event of a


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   loss from $25,000 to the greater of $5,000,000 or 3% of the aggregate principal amount of outstanding Bonds.




                            FINANCIAL STATEMENTS
                            --------------------

        The consolidated financial statements of the Company for the fiscal year ended December 31, 1996 are included in the Company's 1996 Information Statement and Annual Report to Shareholders. Copies of the 1996 Information Statement and Annual Report are available upon request from the Company's Shareholder Services Department at 500 South 27th Street, Decatur, Illinois 62525-1805, telephone number:
   (800) 800-8220 or at its Web site on the World Wide Web at http://www.illinova.com.


                                OTHER MATTERS
                                -------------

        The Company does not presently intend to present, and has no information that others will present, any business at the meeting other than the foregoing proposal to amend the 1943 Mortgage.


                                 By order of the Board of Directors,


                                 Leah Manning Stetzner
                                 Vice President, General Counsel and
   Secretary

   Decatur, Illinois

   September 22, 1997


















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                                                                EXHIBIT A

                 SERIES OF FIRST MORTGAGE BONDS OUTSTANDING
                           UNDER THE 1943 MORTGAGE

                       6 1/2% Series due 1999
                       7.95% Series due 2004
                       8 3/4% Series due 2021
                       6 1/8% Series due 2000
                       5 5/8% Series due 2000
                       6 1/2% Series due 2003
                       6 3/4% Series due 2005
                       8% Series due 2023
                       7 1/2 Series due 2025
                       Pollution Control Series A due 2004
                       Pollution Control Series B due 2007
                       Pollution Control Series I due 2017
                       Pollution Control Series J due 2021
                       Pollution Control Series K due 2024
                       Pollution Control Series L due 2024
                       Pollution Control Series M due 2028
                       Pollution Control Series N due 2028
                       Pollution Control Series O due 2028
                       Pollution Control Series P due 2032
                       Pollution Control Series Q due 2032
                       Pollution Control Series R due 2032





























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